Exhibit 77(a)

                                    Exhibits

(a)(1) Amendment No. 12 dated July 13, 2006 to the Amended and Restated Declaration of Trust of ING Mutual Funds (ING Diversified International Fund - Class R Shares), previously filed as an Exhibit to Post-Effective Amendment No. 117 to the Registrant's Registration Statement on Form N-1A filed on August 14, 2006 and incorporated herein by reference.

(a)(2) Amendment No. 13 dated October 9, 2006 to the Amended and Restated Declaration of Trust of ING Mutual Funds (name change of ING Precious Metals Fund to ING Global Natural Resources Fund), previously filed as an Exhibit to Post-Effective Amendment No. 119 to the Registrant's Registration Statement on Form N-1A filed on December 7, 2006 and incorporated herein by reference.

(e)(1) Amended Schedule A dated December 20, 2006 to the Amended and Restated Investment Management Agreement between ING Mutual Funds and ING Investments, LLC dated February 1, 2005 previously filed as an Exhibit to Post-Effective Amendment No. 120 to the Registrant's Registration Statement on Form N-1A filed on December 19, 2006 and incorporated herein by reference.

(e)(2) Form of Amendment dated December 15, 2006 to the Amended and Restated Investment Management Agreement between ING Mutual Funds and ING Investments, LLC dated February 1, 2005 previously filed as an Exhibit to Post-Effective Amendment No. 120 to the Registrant's Registration Statement on Form N-1A filed on December 19, 2006 and incorporated herein by reference.

(e)(3) Sub-Advisory Agreement dated May 25, 2006 between ING Investments, LLC and Tradewinds NWQ Global Advisors, LLC with regard to ING Global Value Choice Fund, previously filed as an Exhibit to Post-Effective Amendment No. 119 to the Registrant's Registration Statement on Form N-1A filed on December 7, 2006 and incorporated herein by reference.